Filed Pursuant to Rule 424(b)(5)
Registration Number 333-294344

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 16, 2026)

$500,000,000

National Health Investors, Inc.

Common Stock

We entered into an equity distribution agreement with each of BMO Capital Markets Corp., BofA Securities, Inc., Cantor Fitzgerald & Co., Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., PNFP Capital Markets, Inc., Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC and certain affiliates thereof, as Sales Agent, Forward Purchasers and/or Forward Sellers, in each case as defined below, relating to the shares of our common stock, par value $0.01 per share, that may be offered by this prospectus supplement and the accompanying prospectus. We refer to these entities, when acting as our sales agents or as principals, as the “Sales Agents.” We refer to these entities, when acting as agents for the Forward Purchasers, as the “Forward Sellers.” In accordance with the terms of the equity distribution agreement, shares of our common stock having an aggregate gross sales price of up to $500 million may be offered and sold from time to time through the Sales Agents and the Forward Sellers or directly by us to the Sales Agents as principals.

The equity distribution agreement contemplates that we may also enter into one or more forward sale agreements from time to time in the future with certain of the Forward Sellers or their respective affiliates. We refer to these entities, when acting in such capacity, as the “Forward Purchasers.” In connection with any forward sale agreement, we expect that such Forward Purchaser or its affiliate will attempt to borrow and sell, through its affiliated Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We will not receive any proceeds from any sales of our shares of common stock by a Forward Seller in connection with a forward sale agreement.

We generally have the right to elect physical, cash or net share settlement under any forward sale agreement. We expect to fully physically settle each forward sale agreement with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement. We may also elect to either cash settle or net share settle our obligations under any forward sale agreement if we determine that is in our best interest to do so. If we elect to cash settle any forward sale agreement, then we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser. If we elect to net share settle any forward sale agreement, then we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser. See “Plan of Distribution—Sales through the Forward Sellers.”

Each Sales Agent will receive from us a commission at a mutually agreed rate that will not exceed, but may be lower than, 1.50% of the gross sales price of all shares of our common stock sold through it from time to time under the equity distribution agreement. Each Forward Seller will receive from us a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 1.50% of the gross sales price of the borrowed shares sold through such Forward Seller during the applicable forward hedge selling period for such shares. In connection with sales of shares of our common stock pursuant to the equity distribution agreement, each of the Sales Agents and the Forward Sellers may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and their compensation may be deemed to be underwriting compensation under Securities and Exchange Commission (“SEC”) rules. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for additional information regarding compensation of the Sales Agents and the Forward Sellers.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NHI.” The last reported sale price of our common stock on the NYSE on March 13, 2026, was $85.17 per share.

Sales of the shares of our common stock, if any, made to or through the Sales Agents or through the Forward Sellers under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, including transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, or sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to each of the Sales Agents, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to any Sales Agent, as principal, we will enter into a separate agreement with such Sales Agent, as applicable, setting forth the terms of such transaction.

No Sales Agent and no Forward Seller is required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the equity distribution agreement, each of the Sales Agents and Forward Sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the shares of our common stock so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser), in each case, on the terms and subject to the conditions of the equity distribution agreement. The shares of our common stock offered and sold through the Sales Agents and the Forward Sellers will be offered and sold through only one Sales Agent or one Forward Seller on any given trading day. The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of shares of our common stock subject to the equity distribution agreement and any terms agreement having an aggregate gross sales price of $500 million and (ii) the termination of the equity distribution agreement by us or the Sales Agents as permitted therein.

To preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, there are restrictions on the ownership and transfer of our common stock. See “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock” in the accompanying prospectus.

Investing in our common stock involves risks. You should read carefully and consider the risks discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and included in our Annual Report on Form 10-K for the year ended December 31, 2025 before investing in our common stock. You should also read carefully and consider any additional risk factors included in any documents that we file with the Securities and Exchange Commission that are incorporated, or deemed to be incorporated, by reference in this prospectus supplement prior to completion of this offering.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BMO Capital Markets	BofA Securities	Cantor Fitzgerald	Huntington Capital Markets	J.P. Morgan

KeyBanc Capital Markets	Pinnacle	Regions Securities LLC	Stifel	Wells Fargo Securities

Prospectus Supplement dated March 16, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated, or deemed to be incorporated, by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor any of the Sales Agents, the Forward Sellers or the Forward Purchasers (or any of our or their respective affiliates) have authorized anyone to provide you with different or additional

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information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated, or deemed to be incorporated, by reference therein is accurate only as of the respective dates of such documents or such other dates as may be specified therein. Our business, financial condition, results of operations, liquidity and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. Before you invest in shares of our common stock, you should carefully read the registration statement (including the exhibits thereto), of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated, or deemed to be incorporated, by reference herein. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Please see “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus.

Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus, references to “NHI,” “our company,” “we,” “us” and “our” mean National Health Investors, Inc. and its consolidated subsidiaries. Unless otherwise stated, currency amounts in this prospectus supplement and the accompanying prospectus are stated in United States dollars.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectations as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “estimate,” “could,” “would,” “potential,” “should” or the negative of these forward-looking phases or similar words or phrases. In addition, we, through our officers, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Accordingly, investors should use caution when considering forward-looking statements, which are based on results and trends at the time they are made. As more fully set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, factors that may cause our actual results to differ materially from the expectations expressed or implied by the forward-looking statements include:

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We depend on the operating success of our tenants, managers and borrowers and if their financial condition or business prospects deteriorate, our business, financial condition and results of operations could be adversely affected;

•	Our tenants, managers and borrowers may become subject to bankruptcy or insolvency proceedings;

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A small number of tenants in our portfolio account for a significant percentage of the rental income we expect to generate from our portfolio, and the failure of any of these tenants to meet their obligations to us could materially and adversely affect our business, financial condition and results of operations;

•	We may be unable to replace managers if our management agreements are terminated or not renewed;

•	Actual or perceived risks associated with pandemics, epidemics or outbreaks have had, and may in the future, have a material adverse effect on our operators’ businesses and results of operations;

•	A member of our board of directors is also the chairperson of the board of directors of National HealthCare Corporation, and his interests may differ from those of our stockholders;

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We are exposed to risks related to government regulations and payors, principally Medicare and Medicaid, and the effect of changes to laws, regulations and reimbursement rates on the businesses of our tenants, managers and borrowers;

•	The cash flows of our tenants, managers and borrowers may be adversely affected by increased liability claims and liability insurance costs;

•	Significant legal or regulatory proceedings could adversely affect the liquidity, financial condition and results of operations of our tenants, managers and borrowers;

•	We may not be fully indemnified by our tenants, managers and borrowers against future litigation;

•	We depend on the success of property development and construction activities, which may fail to achieve the operating results we expect;

•	The illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•	Our investments are concentrated in healthcare properties;

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We are subject to risks related to our investment with Life Care Services for Timber Ridge, an entrance fee continuing care retirement community (“CCRC”), associated with Type A benefits offered to the residents of the CCRC and the related accounting requirements;

•	Risks related to our joint venture investments could adversely affect our financial condition and results of operations;

•	Inflation and increased interest rates may adversely affect our business, financial condition and results of operations;

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Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition, results of operations or prospects;

•	Adverse geopolitical developments could have a material adverse impact on our business;

•	We are exposed to operational risks with respect to our senior housing operating portfolio (“SHOP”) structured communities;

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A cybersecurity incident or other form of data breach involving company information could cause a loss of confidential consumer and other personal information, give rise to remediation and other expenses, expose us to liability under privacy and security and consumer protection laws, subject us to federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business;

•	We are exposed to risks related to environmental laws and the costs associated with liabilities related to hazardous substances;

•	We are subject to risks of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change;

•	We depend on the success of our future acquisitions and investments;

•	We depend on our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	Competition for acquisitions may result in increased prices for properties;

•	We depend on our ability to retain our management team and other personnel and attract suitable replacements should any such personnel leave;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	Stockholder activism efforts could cause us to incur substantial costs, divert management’s attention and have an adverse effect on our business;

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Our ability to raise capital through equity sales is dependent, in part, on the market price of our common stock, and our failure to meet market expectations with respect to our business, or other factors we do not control, could negatively impact such market price and availability of equity capital;

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The United States (“U.S.”) federal income tax treatment of the cash that we might receive from cash settlement of our forward equity sales agreements is unclear and could jeopardize our ability to meet the real estate investment trust (“REIT”) qualification requirements;

•	Our use of artificial intelligence could expose us to various risks;

•	We may need to refinance existing debt or incur additional debt in the future, which may not be available on terms acceptable to us;

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We have covenants related to our indebtedness which impose certain operational limitations, and a breach of those covenants could materially adversely affect our financial condition and results of operations;

•	Downgrades in our credit ratings could have a material adverse effect on our cost and availability of capital;

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We rely on external sources of capital to fund future capital needs, and if we encounter difficulty in obtaining such capital, we may not be able to make future investments necessary to grow our business or meet maturing commitments;

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We depend on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt used to finance those investments bears interest at variable rates, which subjects us to interest rate risk;

•	We depend on the ability to continue to qualify for taxation as a REIT for U.S. federal income tax purposes;

•	There are no assurances of our ability to pay dividends in the future;

•	Complying with REIT requirements may cause us to forego otherwise attractive acquisition opportunities or liquidate otherwise attractive investments, which could materially hinder our performance;

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Our ownership of and relationship with any taxable REIT subsidiaries that we have formed or will form will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax;

•	Legislative, regulatory, or administrative tax changes could adversely affect us or our security holders;

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We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders; and

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We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated, and deemed to be incorporated, by reference herein, especially the “Risk Factors” section beginning on page S-8 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and in any other documents incorporated by reference into this prospectus supplement or the accompanying prospectus before making an investment decision regarding our common stock.

The Company

National Health Investors, Inc., established in 1991 as a Maryland corporation, is a self-managed REIT. We own, lease, operate and finance the development of high-quality real estate properties, focusing on senior housing communities and medical facilities. We operate through two reportable segments, Real Estate Investments and SHOP.

Our investments in senior housing communities include independent living facilities, assisted living facilities, entrance fee communities and senior living campuses. Our investments in medical facilities include skilled nursing facilities and hospitals. Our financing arrangements consist of mortgages, construction loans, mezzanine loans and revolving lines of credit extended to our tenants, operators, or affiliates of our tenants and operators, and other third parties.

As of December 31, 2025, our Real Estate Investments segment consisted of gross real estate investments of $2.7 billion in 176 properties, excluding one property classified as assets held for sale, which are located in 32 states and leased pursuant primarily to triple-net leases to 31 tenants. These investments included 110 senior housing properties, 65 skilled nursing facilities and one hospital. Additionally, our investments included $218.7 million in principal amounts of mortgage and other notes receivable, excluding $15.4 million of credit loss reserves.

As of December 31, 2025, our SHOP segment consisted of gross real estate investments of $634.3 million in 26 senior housing communities located in 13 states and comprised of 17 independent living facilities, six senior living campuses and three assisted living facilities with a combined total of 3,009 units. We outsource the operations at these properties to third-party managers and pay a management fee for these services. As of December 31, 2025, 16 of our senior housing communities were held in consolidated partnerships in which the noncontrolling common equity interests are owned by affiliates of the respective managers.

We fund our real estate investments primarily through: (1) operating cash flows, (2) debt offerings, including revolving lines of credit and term debt that are both unsecured and secured, and (3) sales of equity securities. Our investments in real estate and the real estate properties that secure our mortgage loans are located within the United States.

Our principal offices are located at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, and our telephone number there is (615) 890-9100.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of our common stock, see “Description of Capital Stock We May Offer” in the accompanying prospectus.

Issuer	National Health Investors, Inc.

Common stock offered from time to time	Shares of our common stock having an aggregate gross sales price of up to $500 million. The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, as principals or as our sales agents, and borrowed shares of common stock that may be offered and sold through the Forward Sellers.

Use of proceeds	We intend to use the net proceeds from this offering and the settlement of any forward sale agreement for general corporate purposes, which may include future acquisitions and repayment of indebtedness, including borrowings under our credit facilities. Pending the use of the net proceeds as described above, we may invest the net proceeds in interest bearing short-term U.S. government and government agency securities which are consistent with our intention to maintain our qualification as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in income-producing health care properties. See “Use of Proceeds” in this prospectus supplement.

We will not receive any proceeds from any sales of our common stock through a Forward Seller in connection with a forward sale agreement. For additional information, see “Plan of Distribution—Sales By Forward Sellers.”

Affiliates of certain of the Sales Agents, the Forward Sellers and the Forward Purchasers are lenders under certain or all of our credit facilities and, in connection with their participation in the credit facilities, receive customary fees. In addition, to the extent that we use any of the net proceeds from this offering or the settlement of any forward sale agreement to reduce borrowings outstanding under our credit facilities, such affiliates will receive their proportionate share of such repayment.

In addition, if we enter into a forward sale agreement with any Forward Purchaser, then the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or an affiliate thereof). Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreement. See “Plan of Distribution—Other Relationships” in this prospectus supplement.

Accounting treatment of any forward sales	In the event that we enter into any forward sale agreements, before the issuance of shares of our common stock, if any, upon settlement of such forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on investment and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on investment and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the applicable forward sale price at the end of the reporting period). Consequently, we anticipate that there will be no dilutive effect on our earnings per share prior to physical or net share settlement of such forward sale agreement except during periods when the average market price of shares of our common stock is above the applicable forward sale price.

However, if we decide to physically or net share settle any forward sale agreement, any delivery of our shares of common stock by us upon physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share, return on investment, dividends per share and other per share metrics.

NYSE symbol	“NHI”

Restrictions on ownership	To preserve our status as a REIT for U.S. federal income tax purposes, there are restrictions on the ownership and transfer of our common stock. See “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock” in the accompanying prospectus.

Risk factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and our other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for information you should consider before buying our common stock.

RISK FACTORS

Investing in our common stock involves risks. Before purchasing the common stock offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained, incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, the risk factors described below and those incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, as well as the risks, uncertainties and additional information set forth in any other documents that we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. For information about the reports and other information that we file with the SEC, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus supplement.

The risks and uncertainties disclosed in this prospectus supplement, the accompanying prospectus and in the documents incorporated, and deemed to be incorporated, by reference in this prospectus supplement are those that we currently believe may materially affect us. If any of these risks and uncertainties are realized, our business, prospects, financial condition, liquidity, and results of operations (including our ability to make distributions on our common stock and to service our debt obligations) may be materially and adversely affected, the market price of our common stock could decline significantly and you could lose all or a substantial part of your investment. Additional risks not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition, liquidity, and results of operations (including our ability to make distributions on our common stock and to service our debt obligations).

Risks Related to this Offering

Future issuances of debt securities, which would rank senior to our common stock upon our liquidation, and future issuances of equity securities, which would dilute the holdings of our existing common stockholders and may be senior to our common stock for the purposes of paying dividends, periodically or upon liquidation, may negatively affect the market price of our common stock.

In the future, we may issue additional debt or equity securities or incur other borrowings. Upon our liquidation, dissolution or winding up, holders of our debt securities and other creditors and holders of any shares of preferred stock will receive a distribution of our available assets before common stockholders. If we incur additional debt in the future, our future interest costs could increase and adversely affect our business, prospects, financial condition, liquidity and results of operations (including our ability to make distributions on our common stock and to service our debt obligations). We are not required to offer any additional equity securities to existing common stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of our common stock. Any preferred stock that we issue in the future would likely have a preference on distribution payments, periodically and upon our liquidation, dissolution or winding up, which could eliminate or otherwise limit our ability to make distributions to common stockholders. Because our decision to issue additional debt or equity securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, common stockholders bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

For a discussion of potential dilution resulting from the forward sale agreements, see “—Risks Related to Forward Sale Agreements—Settlement provisions contained in any forward sale agreement could result in substantial dilution to our earnings per share or result in substantial cash payment obligations” and “Plan of Distribution—Sales by Forward Sellers” below.

The number of shares of common stock available for future issuance or sale could adversely affect the market price of our common stock.

As of March 12, 2026, we had 48,459,206 shares of common stock outstanding and the authority to issue up to 100 million shares of our common stock. The foregoing number of shares of our common stock outstanding as of March 12, 2026 excludes: (i) any shares of our common stock to be sold in this offering and shares of our common stock that we may issue in settlement of any forward sale agreement; (ii) 2,957,004 shares of our common stock reserved for issuance under our equity incentive plans; and (iii) 756,346 shares of our common stock issuable pursuant to outstanding options. Subject to applicable law, our Board of Directors has the authority, without further stockholder approval, to issue additional shares of common stock on the terms and for the consideration it deems appropriate. Additionally, the resale by existing holders of a substantial number of our outstanding shares of common stock could adversely affect the market price of our common stock. The sale of substantial amounts of our common stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could, in turn, materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities.

The market price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in our earnings estimates or those of analysts;

•	changes in our dividend policy;

•	publication of research reports about us, our properties or the healthcare or overall real estate industry generally;

•	increases in market interest rates, including changes in interest rates on fixed-income securities, which may lead purchasers of our common stock to demand a higher dividend yield;

•	changes in market valuations of similar companies;

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adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near- and medium-term and our ability to refinance such debt and the terms thereof, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	actions by institutional or activist stockholders;

•	speculation in the press or investment community;

•	compliance with NYSE requirements;

•	the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate companies;

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus;

•	changes in accounting principles;

•	general market and economic conditions, including factors unrelated to our operating performance or our properties; and

•	other factors such as governmental action and changes in REIT tax laws.

Our failure to meet expectations with regard to future earnings and cash distributions would likely adversely affect the market price of our common stock and, as a result, the availability of equity capital to us.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline, regardless of our financial performance and condition and prospects. It is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all.

Covenants contained in our existing credit facilities restrict our ability to make distributions on our common stock.

Our existing credit facilities contain covenants that include restrictions on our ability to make distributions on our common stock if a default exists or would exist after giving effect to a proposed distribution. The instruments governing the terms of any future credit facilities may contain similar or more restrictive covenants.

Affiliates of certain of the Sales Agents, the Forward Sellers and the Forward Purchasers may receive benefits in connection with this offering or the settlement of any forward sale agreement.

Affiliates of certain of the Sales Agents, the Forward Sellers and the Forward Purchasers are lenders under certain or all of our credit facilities and, in connection with their participation in the credit facilities, receive customary fees. In addition, to the extent that we use any of the net proceeds from this offering or the settlement of any forward sale agreement to reduce borrowings outstanding under our credit facilities, such affiliates will receive their proportionate share of such repayment.

In addition, if we enter into a forward sale agreement with any Forward Purchaser, then the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or an affiliate thereof). Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreement. See “Plan of Distribution—Other Relationships” in this prospectus supplement.

These transactions create potential conflicts of interest because these Sales Agents, the Forward Sellers and the Forward Purchasers have an interest in the successful completion of this offering beyond the sales commissions they will receive. The interest may influence the decision regarding the terms and circumstances under which this offering is completed.

Risks Related to Forward Sale Agreements

Settlement provisions contained in any forward sale agreement could result in substantial dilution to our earnings per share or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the applicable Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by such Forward Purchaser if:

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the Forward Purchaser determines in its good faith and commercially reasonable judgment that it (or its affiliate) (x) is unable to hedge its exposure under the applicable forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure thereunder;

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we declare any dividend, issue or distribution on our common stock payable in (x) cash in excess of specified amounts, (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the applicable Forward Purchaser and its affiliate are exceeded;

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an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, events involving our nationalization, or insolvency, or a delisting of our common stock) or (y) occurs that would constitute a delisting or change in law; or

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certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the applicable forward sale agreement or our insolvency (each as more fully described in the applicable forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such case, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of such forward sale agreement, which would result in dilution to our earnings per share, return on investment, dividends per share and other per share metrics.

We expect that settlement of any forward sale agreement will occur no later than the date specified in the particular forward sale agreement. However, a forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under a forward sale agreement at any time and from time to time, in part or in full. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or net share settlement of a particular forward sale agreement, delivery of shares of our common stock will result in dilution to our earnings per share, return on investment, dividends per share and other per share metrics.

If we elect to cash settle any forward sale agreement, then we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser. If we elect to net share settle any forward sale agreement, then we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser. See “Plan of Distribution—Sales through the Forward Sellers.”

If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or its affiliate) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

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return shares of our common stock to securities lenders to unwind its hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would be required to pay us) upon a cash settlement of the applicable forward sale agreement or increasing the number of shares of our common stock we would be required to deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would be required to deliver to us) upon net share settlement of the applicable forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate determined by reference to a specified daily rate less a spread and will be decreased by amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for that day. If the prevailing market price for our common stock during the unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser an amount per share in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. See “Plan of Distribution—Sales through the Forward Sellers” for more information.

In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sale of shares of our common stock.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which the relevant forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant Forward Purchaser. Under Section 1032 of the Internal Revenue Code (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax based upon the amount by which we fail to satisfy the particular gross income test, as discussed under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS

The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, as principals or as our sales agents, and borrowed shares of common stock that may be offered and sold through the Forward Sellers.

We intend to use the net proceeds from this offering and the settlement of any forward sale agreement for general corporate purposes, which may include future acquisitions and repayment of indebtedness, including borrowings under our credit facilities.

Pending the use of the net proceeds as described above, we may invest the net proceeds in interest bearing short-term U.S. government and government agency securities which are consistent with our intention to maintain our qualification as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in income-producing health care properties.

We will not receive any proceeds from any sales of our common stock through a Forward Seller in connection with a forward sale agreement.

We expect that settlement of any forward sale agreement will occur no later than the date specified in the particular forward sale agreement. However, a forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under a forward sale agreement at any time and from time to time, in part or in full. We expect to fully physically settle each forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement in an amount equal to the number of shares underlying such forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be equal to the gross sales prices of all borrowed shares of common stock sold by the relevant Forward Seller during the applicable forward hedge selling period for such shares less a forward selling commission not to exceed 1.50% (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock). If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant Forward Purchaser.

Our existing senior unsecured credit facilities include a $200 million term loan facility (the “Term Loan”) and a $700 million revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility matures in October 2028, which may be further extended by us pursuant to (i) one or both of the two six-month extension options or (ii) one 12-month extension option. Borrowings under the Revolving Credit Facility bear interest, at our election, at either (i) Term Secured Overnight Financing Rate (“SOFR”) plus a margin ranging from 0.725% to 1.40%, (ii) Daily SOFR plus a margin ranging from 0.725% to 1.40% or (iii) the “base rate” plus a margin ranging from 0.00% to 0.40%. In each election, the actual margin is determined according to our credit ratings. The base rate means, for any day, a fluctuating rate per annum equal to the highest of (i) the agent’s prime rate, (ii) the federal funds rate on such day plus 0.50% or (iii) the adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. In addition, the Credit Facility requires a facility fee equal to 0.125% to 0.30%, based on our credit rating on the $700 million committed capacity, without regard to usage. As of March 12, 2026, the Revolving Credit Facility had an outstanding balance of approximately $309.0 million with an additional $391.0 million available to draw.

The Term Loan matures in June 2026. Borrowings under the Term Loan bear interest, at our option, at a rate of either (i) Term SOFR plus a margin ranging from 0.75% to 1.65%, (ii) Daily SOFR plus a margin ranging from

0.75% to 1.65% or (iii) the base rate plus a margin ranging from 0.00% to 0.65%, in each case, with the actual margin determined according to our credit rating. The base rate means, for any day, a fluctuating rate per annum equal to the highest of (i) the agent’s prime rate, (ii) the federal funds rate on such day plus 0.50% or (iii) the adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. No amortization payments are required to be made with respect to the Term Loan. As of March 12, 2026, the Term Loan had an outstanding balance of approximately $125.0 million.

In addition to our senior unsecured credit facilities, we have an aggregate amount of $100 million in fixed-rate private placement term debt. The private placement notes mature in January 2027 and have an annual interest rate of 4.51%. Terms and conditions of the private placement term loans are similar to those under our bank credit facilities with the exception of provisions regarding prepayment premiums and certain variations in the financial maintenance covenant tests, among others.

We also have outstanding $400 million aggregate principal amount of 3.000% senior notes that mature in February 2031 and $350 million aggregate principal amount of 5.350% senior notes that mature in February 2033.

Affiliates of certain of the Sales Agents, the Forward Sellers and the Forward Purchasers are lenders under certain or all of our credit facilities and, in connection with their participation in the credit facilities, receive customary fees. In addition, to the extent that we use any of the net proceeds from this offering or the settlement of any forward sale agreement to reduce borrowings outstanding under our credit facilities, such affiliates will receive their proportionate share of such repayment.

PLAN OF DISTRIBUTION

We entered into an equity distribution agreement with each of the Sales Agents, the Forward Sellers and the Forward Purchasers, pursuant to which shares of common stock having an aggregate gross sales price of up to $500 million may be offered and sold from time to time to or through the Sales Agents and through the Forward Sellers. Such sales may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, or sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. As an agent, none of the Sales Agents will engage in any transactions that stabilize the price of our common stock.

We may also enter into one or more forward sale agreements from time to time in the future with the Forward Purchasers. In connection therewith, the relevant Forward Purchaser (or its affiliate) will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to borrow from third parties and sell, through its affiliated Forward Seller, a number of shares of our common stock equal to the number of shares of common stock underlying the particular forward sale agreement to hedge such forward sale agreement.

No Sales Agent and no Forward Seller is required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the equity distribution agreement, each of the Sales Agents and Forward Sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the shares of our common stock so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser), in each case, on the terms and subject to the conditions of the equity distribution agreement. The shares of our common stock offered and sold through the Sales Agents and the Forward Sellers will be offered and sold through only one Sales Agent or one Forward Seller on any given trading day.

We will report at least quarterly in our periodic filings or, to the extent required by applicable law and SEC interpretations thereof, a prospectus supplement, the number of shares of our common stock sold to or through the Sales Agents and the Forward Sellers under the at-the-market program and the net proceeds to us in connection with such sales.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of shares of our common stock subject to the equity distribution agreement and any terms agreement having an aggregate gross sales price of $500 million and (ii) the termination of the equity distribution agreement by us or the Sales Agents as permitted therein.

Because there is no minimum offering amount contemplated by the equity distribution agreement, commissions and net proceeds to us from the sale of shares of our common stock under this prospectus supplement and the accompanying prospectus, if any, are not determinable at this time. We estimate that the total expenses of this offering payable by us, excluding discounts and commissions under the equity distribution agreement, will be approximately $400,000. However, as described below under “—Sales through the Forward Sellers,” we will not receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement.

In connection with sales of shares of our common stock pursuant to the equity distribution agreement, each of the Sales Agents and the Forward Sellers may be deemed to be an “underwriter” within the meaning of the Securities Act, and their compensation may be deemed to be underwriting compensation under the rules of the SEC. We have agreed to provide indemnification and contribution to the Sales Agents, the Forward Sellers and the Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.

Sales through Sales Agents as our Sales Agents or to Sales Agents as Principals

We will designate the maximum amount of shares of our common stock to be sold through the Sales Agents as our agents on a daily basis or otherwise as we and the Sales Agents agree. Subject to the terms and conditions of the equity distribution agreement, each Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated shares of our common stock. We may instruct the Sales Agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any applicable Sales Agent may suspend the offering of shares of our common stock through such Sales Agent pursuant to the equity distribution agreement by notifying the other party thereto.

Each Sales Agent will provide written confirmation to us no later than the opening of the trading day on the NYSE on the day following the trading day in which our shares of common stock were sold through it under the equity distribution agreement. Each confirmation will include the number of shares sold on such day, the net proceeds to us and the compensation payable by us to the Sales Agent in connection with such sales.

Each Sales Agent will receive from us a commission at a mutually agreed rate that will not exceed, but may be lower than, 1.50% of the gross sales price of all shares of our common stock sold through it from time to time under the equity distribution agreement.

We may also sell some or all of the shares of common stock to a Sales Agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to any Sales Agent, as principal, we will enter into a separate terms agreement with that Sales Agent setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement.

Settlement for sales of shares of our common stock generally will occur on the first trading day following the date on which any sales were made, unless some other date is agreed upon by us and the applicable Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales through the Forward Sellers

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow and sell, through its affiliated Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement, in accordance with the mutually accepted instructions related to such forward sale agreement.

No Forward Purchaser is obligated to enter into a forward sale agreement with us unless it and its affiliated Forward Seller agree to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the equity distribution agreement. Such instructions will specify the maximum number of shares to be sold, the target aggregate offering price of such shares and the minimum price below which such shares shall not be sold. We, the applicable Forward Seller or the applicable Forward Purchaser may at any time immediately suspend the offering of shares of our common stock by such Forward Seller upon proper notice to the other parties and subject to other conditions, but the forward sale agreement will remain effective with respect to any shares of our common stock sold by the Forward Seller prior to such notice.

Each Forward Seller will receive from us a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 1.50% of the gross sales price of the borrowed shares sold through such Forward Seller during the applicable forward hedge selling period for such shares. The gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock. We sometimes refer to this commission as the “forward selling commission.”

We expect that settlement between a Forward Purchaser and the relevant Forward Seller for sales of borrowed shares of common stock, as well as settlement between such Forward Seller and purchasers of such shares in the market, will occur on the first business day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) following the respective dates on which any such sales are made, or such other date as may be agreed upon by the relevant parties. We do not have an arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of the Forward Sellers under the equity distribution agreement are subject to a number of conditions, which they may waive in their sole discretion.

We expect that settlement of any forward sale agreement will occur no later than the date specified in the particular forward sale agreement. However, a forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under a forward sale agreement at any time and from time to time, in part or in full. We expect to fully physically settle each forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement in an amount equal to the number of shares underlying such forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be equal to the product of (1) the then-applicable forward sale price per share under such forward sale agreement and (2) the number of shares of our common stock being physically settled, subject to the price adjustment and other provisions of such forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal the product of (x) an amount equal to 100% minus the applicable forward selling commission and (y) the volume weighted average price per share at which the borrowed shares of common stock were sold by the related Forward Seller during the applicable forward hedge selling period (subject to certain adjustments to such gross sales price for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock). Thereafter, each forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased based on specified amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified rate is less than the spread on any day, then the interest rate factor will result in a daily reduction of the applicable forward sale price. We will not receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement.

In the event that we enter into any forward sale agreements, before the issuance of shares of our common stock, if any, upon settlement of such forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on investment and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on investment and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the applicable forward sale price at the end of the reporting period). Consequently, we anticipate that there will be no dilutive effect on our earnings per share prior to physical or net share settlement of such forward sale agreement except during periods when the average market price of shares of our common stock is above the applicable forward sale price.

However, if we decide to physically or net share settle any forward sale agreement, any delivery of shares our common stock by us upon physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share, return on investment, dividends per share and other per share metrics.

We generally have the right to elect physical, cash or net share settlement under any forward sale agreement. We expect to fully physically settle each forward sale agreement with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement. We may also elect to either cash settle or net share settle our obligations under any forward sale agreement if we determine that is in our best interest to do so. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement.

If we elect to cash settle any forward sale agreement, then we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser. If we elect to net share settle any forward sale agreement, then we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser.

If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or its affiliate) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

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return shares of our common stock to securities lenders to unwind its hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the volume weighted average prices at which the forward purchasers (or their respective affiliates) made such purchases of shares of our common stock minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the relevant forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay us the absolute value of that amount or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount. If this settlement amount is a positive number, we will pay the relevant Forward Purchaser that amount or deliver to such Forward Purchaser a number of shares of our common stock having a value equal to such amount. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement.

In connection with any cash settlement or net share settlement, we expect the applicable Forward Purchaser (or its affiliate) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders to unwind its hedge (after taking into consideration any shares of common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would be required to pay us) upon a cash settlement of the applicable forward sale agreement or increasing the number of shares of our common stock we would be required to deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would be required to deliver to us) upon net share settlement of the applicable forward sale agreement. Any such change could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See “Risk Factors—Risks Related to Forward Sale Agreements.”

If we enter into one or more forward sale agreements, the applicable Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by such Forward Purchaser if:

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the Forward Purchaser determines in its good faith and commercially reasonable judgment that it (or its affiliate) (x) is unable to hedge its exposure under the applicable forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure thereunder;

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we declare any dividend, issue or distribution on our common stock payable in (x) cash in excess of specified amounts, (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the applicable Forward Purchaser and its affiliate are exceeded;

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an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, events involving our nationalization, or insolvency, or a delisting of our common stock) or (y) occurs that would constitute a delisting or change in law; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the applicable forward sale agreement or our insolvency (each as more fully described in the applicable forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such case, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of such forward sale agreement, which would result in dilution to our earnings per share, return on investment, dividends per share and other per share metrics.

In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us or the Forward Purchaser, any forward sale agreement will terminate without further liability of any party. Following any such termination in the event of a bankruptcy, insolvency or reorganization relating to us, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to any forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”

Conflicts of Interest

Affiliates of certain of the Sales Agents, the Forward Sellers and the Forward Purchasers are lenders under certain or all of our credit facilities and, in connection with their participation in the credit facilities, receive customary fees. In addition, to the extent that we use any of the net proceeds from this offering or the settlement of any forward sale agreement to reduce borrowings outstanding under our credit facilities, such affiliates will receive their proportionate share of such repayment. The repayments of amounts outstanding under our unsecured revolving credit facility will not affect the commitments of those affiliates of the Sales Agents, the Forward Sellers or the Forward Purchasers to fund future amounts thereunder in accordance with the terms of the facility.

In addition, if we enter into a forward sale agreement with any Forward Purchaser, then the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or an affiliate thereof). Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreement.

Other Relationships

The Sales Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Sales Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for our company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Sales Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The Sales Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and financial instruments.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the shares of our common stock offered hereby and certain tax matters, will be passed upon for us by Hogan Lovells US LLP. Sidley Austin LLP, New York, New York, will act as counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers.

EXPERTS

The consolidated financial statements and schedules of National Health Investors, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, incorporated by reference in this prospectus supplement, the registration statement and the accompanying prospectus have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. The SEC maintains a website at https://www.sec.gov that contains reports, proxies, information statements, and other information regarding registrants, including us, that file electronically with the SEC. In addition, we make our SEC filings available at the “Investors” section of our website at https://www.nhireit.com, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and information contained on our website does not constitute part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-294344) under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information about us and the shares of common stock offered hereby, we refer you to the registration statement and the exhibits that are filed with it. You can review the registration statement and its exhibits and schedules as indicated above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus supplement which update and supersede the information you read in this prospectus supplement. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, in all cases other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, until the offering of the securities described herein is terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

•

The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2025 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024;

•	Our Current Report on Form 8-K, filed with the SEC on February 23, 2026; and

•

The description of our common stock contained in Form 10 as amended by Form 8 effective with the SEC in October 1991 and any amendment or report filed for the purpose of updating such description, including Exhibit 4.8 (Description of Securities) to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus supplement shall be deemed modified, superseded, or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that also is, or is deemed to be incorporated by reference in this prospectus supplement modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Investor Relations

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

PROSPECTUS

NATIONAL HEALTH INVESTORS, INC.

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Units

National Health Investors, Inc. (“NHI”) may offer and sell from time to time, in one or more offerings, in one or more classes or series:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities;

•	warrants; and/or

•	units consisting of combinations of any of the foregoing.

The preferred stock and debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of NHI. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus.

NHI may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Our common stock is quoted on the New York Stock Exchange (the “NYSE”) under the symbol “NHI.”

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock” in this prospectus for a description of these restrictions.

Investing in any of our securities involves a high degree of risk. Please see the “Risk Factors” sections beginning on page 4 of this prospectus, in the applicable prospectus supplement, and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus in an unlimited amount. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information” in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, any applicable free writing prospectus and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

All references in this prospectus to “NHI,” “the Company,” “we,” “us” or “our” mean National Health Investors, Inc. and its consolidated subsidiaries (except where it is clear from the context that the term means only the issuer, National Health Investors, Inc.). Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, debt securities, guarantees of debt securities, warrants and units consisting of combinations of any of the foregoing collectively as the “securities.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in all cases other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, until the offering of the securities described herein is terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

•

The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2025 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024;

•	Our Current Report on Form 8-K, filed with the SEC on February 23, 2026; and

•

The description of our common stock contained in Form 10 as amended by Form 8 effective with the SEC in October 1991 and any amendment or report filed for the purpose of updating such description, including Exhibit 4.8 (Description of Securities) to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Investor Relations

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. The SEC maintains a website at https://www.sec.gov that contains reports, proxies, information statements, and other information regarding registrants, including us, that file electronically with the SEC. In addition, we make our SEC filings available at the “Investors” section of our website at https://www.nhireit.com, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and information contained on our website does not constitute part of this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review the registration statement and its exhibits and schedules as indicated above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities offered by this prospectus, you should carefully consider the discussion of risks and uncertainties:

•	under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus;

•	under the heading “Risk Factors” and similar headings in our subsequent filings under the Exchange Act; and

•	in any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information.” The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition and results of operations, which could cause you to lose all or a part of your investment in our securities. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect NHI. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition and results of operations. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectations as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “estimate,” “could,” “would,” “potential,” “should” or the negative of these forward-looking phases or similar words or phrases. In addition, we, through our officers, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Accordingly, investors should use caution when considering forward-looking statements, which are based on results and trends at the time they are made. As more fully set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, factors that may cause our actual results to differ materially from the expectations expressed or implied by the forward-looking statements include:

•

We depend on the operating success of our tenants, managers and borrowers and if their financial condition or business prospects deteriorate, our business, financial condition and results of operations could be adversely affected;

•	Our tenants, managers and borrowers may become subject to bankruptcy or insolvency proceedings;

•

A small number of tenants in our portfolio account for a significant percentage of the rental income we expect to generate from our portfolio, and the failure of any of these tenants to meet their obligations to us could materially and adversely affect our business, financial condition and results of operations;

•	We may be unable to replace managers if our management agreements are terminated or not renewed;

•	Actual or perceived risks associated with pandemics, epidemics or outbreaks have had, and may in the future, have a material adverse effect on our operators’ businesses and results of operations;

•	A member of our board of directors is also the chairperson of the board of directors of National HealthCare Corporation (“NHC”), and his interests may differ from those of our stockholders;

•

We are exposed to risks related to government regulations and payors, principally Medicare and Medicaid, and the effect of changes to laws, regulations and reimbursement rates on the businesses of our tenants, managers and borrowers;

•	The cash flows of our tenants, managers and borrowers may be adversely affected by increased liability claims and liability insurance costs;

•	Significant legal or regulatory proceedings could adversely affect the liquidity, financial condition and results of operations of our tenants, managers and borrowers;

•	We may not be fully indemnified by our tenants, managers and borrowers against future litigation;

•	We depend on the success of property development and construction activities, which may fail to achieve the operating results we expect;

•	The illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•	Our investments are concentrated in healthcare properties;

•

We are subject to risks related to our investment with Life Care Services for Timber Ridge, an entrance fee continuing care retirement community (“CCRC”), associated with Type A benefits offered to the residents of the CCRC and the related accounting requirements;

•	Risks related to our joint venture investments could adversely affect our financial condition and results of operations;

•	Inflation and increased interest rates may adversely affect our business, financial condition and results of operations;

•

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition, results of operations or prospects;

•	Adverse geopolitical developments could have a material adverse impact on our business;

•	We are exposed to operational risks with respect to our senior housing operating portfolio (“SHOP”) structured communities;

•

A cybersecurity incident or other form of data breach involving company information could cause a loss of confidential consumer and other personal information, give rise to remediation and other expenses, expose us to liability under privacy and security and consumer protection laws, subject us to federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business;

•	We are exposed to risks related to environmental laws and the costs associated with liabilities related to hazardous substances;

•	We are subject to risks of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change;

•	We depend on the success of our future acquisitions and investments;

•	We depend on our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	Competition for acquisitions may result in increased prices for properties;

•	We depend on our ability to retain our management team and other personnel and attract suitable replacements should any such personnel leave;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	Stockholder activism efforts could cause us to incur substantial costs, divert management’s attention and have an adverse effect on our business;

•

Our ability to raise capital through equity sales is dependent, in part, on the market price of our common stock, and our failure to meet market expectations with respect to our business, or other factors we do not control, could negatively impact such market price and availability of equity capital;

•

The United States (“U.S.”) federal income tax treatment of the cash that we might receive from cash settlement of our forward equity sales agreements is unclear and could jeopardize our ability to meet the real estate investment trust (“REIT”) qualification requirements;

•	Our use of artificial intelligence could expose us to various risks;

•	We may need to refinance existing debt or incur additional debt in the future, which may not be available on terms acceptable to us;

•

We have covenants related to our indebtedness which impose certain operational limitations, and a breach of those covenants could materially adversely affect our financial condition and results of operations;

•	Downgrades in our credit ratings could have a material adverse effect on our cost and availability of capital;

•

We rely on external sources of capital to fund future capital needs, and if we encounter difficulty in obtaining such capital, we may not be able to make future investments necessary to grow our business or meet maturing commitments;

•

We depend on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt used to finance those investments bears interest at variable rates, which subjects us to interest rate risk;

•	We depend on the ability to continue to qualify for taxation as a REIT for U.S. federal income tax purposes;

•	There are no assurances of our ability to pay dividends in the future;

•	Complying with REIT requirements may cause us to forego otherwise attractive acquisition opportunities or liquidate otherwise attractive investments, which could materially hinder our performance;

•

Our ownership of and relationship with any taxable REIT subsidiaries that we have formed or will form will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax;

•	Legislative, regulatory, or administrative tax changes could adversely affect us or our security holders;

•

We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders; and

•

We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

THE COMPANY

National Health Investors, Inc., established in 1991 as a Maryland corporation, is a self-managed REIT. We own, lease, operate and finance the development of high-quality real estate properties, focusing on senior housing communities and medical facilities. We operate through two reportable segments, Real Estate Investments and SHOP.

Our investments in senior housing communities include independent living facilities, assisted living facilities, entrance fee communities and senior living campuses. Our investments in medical facilities include skilled nursing facilities and hospitals. Our financing arrangements consist of mortgages, construction loans, mezzanine loans and revolving lines of credit extended to our tenants, operators, or affiliates of our tenants and operators, and other third parties.

As of December 31, 2025, our Real Estate Investments segment consisted of gross real estate investments of $2.7 billion in 176 properties, excluding one property classified as assets held for sale, which are located in 32 states and leased pursuant primarily to triple-net leases to 31 tenants. These investments included 110 senior housing properties, 65 skilled nursing facilities and one hospital. Additionally, our investments included $218.7 million in principal amounts of mortgage and other notes receivable, excluding $15.4 million of credit loss reserves.

As of December 31, 2025, our SHOP segment consisted of gross real estate investments of $634.3 million in 26 senior housing communities located in 13 states and comprised of 17 independent living facilities, six senior living campuses and three assisted living facilities with a combined total of 3,009 units. We outsource the operations at these properties to third-party managers and pay a management fee for these services. As of December 31, 2025, 16 of our senior housing communities were held in consolidated partnerships in which the noncontrolling common equity interests are owned by affiliates of the respective managers.

We fund our real estate investments primarily through: (1) operating cash flows, (2) debt offerings, including revolving lines of credit and term debt that are both unsecured and secured, and (3) sales of equity securities. Our investments in real estate and the real estate properties that secure our mortgage loans are located within the United States.

Our principal offices are located at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, and our telephone number there is (615) 890-9100.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds, from the offering of securities under this prospectus for general corporate purposes, which may include:

•	funding real estate, lease, mortgage and other note receivable investments and other investments in assets comprising our SHOP;

•	reducing, repaying or refinancing debt;

•	financing possible acquisitions and business combinations; and

•	working capital and other general purposes.

Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, debt securities, warrants and units that we may offer from time to time and a description of the guarantees of our debt securities that may be offered by certain of our subsidiaries. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

Please note that in this section entitled “Description of Capital Stock We May Offer,” references to “holders” mean those who own shares of our common or preferred stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of the Maryland General Corporation Law (the “MGCL”). The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following description does not contain all the information that might be important to you.

Restrictions on Transfer and Ownership of Stock

As described in “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock,” our charter contains restrictions on the ownership and transfer of our common and preferred stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. All such restrictions will apply to any common or preferred stock that we may offer pursuant to this prospectus and applicable prospectus supplement.

Common Stock

As of March 12, 2026, there were 48,459,206 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock when, as and if authorized by our board of directors and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors or any preemptive rights.

All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. Our board has the power to classify and reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption of stock. Our common stock is listed on NYSE under the symbol “NHI.”

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

For a description of certain provisions of Maryland law and our charter and bylaws that may affect the rights and restrictions related to our common stock, see “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

Preferred Stock

Shares of our preferred stock may be issued with such designations, preferences, limitations and relative rights as our board of directors may from time to time determine. Our board may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock. The preferred stock will, when issued, be fully paid and nonassessable. As of the date of this prospectus, there were no shares of our preferred stock outstanding.

If we offer preferred stock, we will file with the SEC a prospectus supplement and/or other offering material relating to that offering that will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of NHI.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, rank:

•

senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•

on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

•

junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

Dividends

Holders of preferred stock of each series shall be entitled to receive, when, as and if authorized by the board of directors and declared by the Company, out of the Company’s assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the Company’s stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to authorize a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).

Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at the Company’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that the Company shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. NHI may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the Company’s issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of such preferred stock to preserve the Company’s REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If the Company is to redeem fewer than all of the outstanding preferred stock of any series, it will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that will not result in the issuance of any excess shares.

If notice of redemption of any preferred stock has been given and the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of NHI, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of the Company’s capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of the Company’s assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Company’s legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, the Company’s remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Voting Rights

Holders of preferred stock will only have such voting rights as specifically provided in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Pursuant to our charter, our board of directors may, in its discretion, authorize and issue any notes, bonds, debentures or other obligations of our company on such terms and at such prices as our board of directors determines in its sole discretion.

We may issue debt securities in one or more series under an indenture, dated as of January 26, 2021, between us and Regions Bank, as trustee. A copy of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. The indenture is available for inspection as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The indenture is subject to and governed by the Trust Indenture Act of 1939.

We describe below some of the terms of the debt securities and some of the provisions of the indenture. We will describe in a prospectus supplement the specific terms of the debt securities and the extent to which the provisions described below apply. The descriptions in this prospectus and the applicable prospectus supplement are not complete and may not contain all of the information that may be important to you. To obtain further information, you should refer to the provisions of the indenture and the debt securities. Capitalized terms used in this summary but not defined have the meaning specified in the indenture.

General

The indenture provides that we may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or under authority granted by, a resolution of our board of directors or as established in one or more supplemental indentures or officer’s certificates. We may issue debt securities with terms different from those of debt securities previously issued. Debt securities of one series may be issued at different times and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;

•	the aggregate principal amount of the debt securities of the series and any limit on the aggregate principal amount;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which we will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the place or places where the payments on the debt securities of the series will be payable;

•	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

•

the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series pursuant to any sinking fund or analogous provision or at the option of the holders of debt securities of the series;

•

if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of such securities or the method by which such portion is to be determined;

•	the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon us in respect of the debt securities of the series or the indenture may be served, if different than the corporate trust office of the trustee;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of our company or any other Person or into any other securities;

•

if other than U.S. dollars, the foreign currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in U.S. dollars for any purpose, and the ability, if any, of our company or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

•

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “indexed securities”) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or event of default with respect to debt securities of the series or any guarantee;

•	whether the securities will be secured and, if so, the collateral and the extent to which, and the terms and conditions upon which, such securities will be secured;

•	if the securities will not be subject to any provisions relating to satisfaction and discharge, defeasance or covenant defeasance;

•	the covenants subject to covenant defeasance;

•	the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

•

the circumstances under which we or any guarantor will pay additional amounts on such securities in respect of any tax, assessment, or other governmental charge and whether we will have the option to redeem such securities rather than pay the additional amounts;

•

if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

•

whether securities of the series will be guaranteed by a guarantor and, if so, the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities of the series may be listed;

•	the price or prices at which the debt securities of the series will be sold;

•

if debt securities issuable in global form are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the forms and terms of such certificates documents or conditions;

•

the person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the indenture;

•	any change in the right of the trustee or the right of the requisite holders of debt securities to declare the principal amount thereof due and payable; and

•	any other terms of debt securities of the series and any deletions from or modifications or additions to the indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a material adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving our management, or any affiliate of any of those parties;

(2)	a change of control; or

(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of our company or an agent of our company in the United States. However, we, at our option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by us, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in clause (1) of the section below titled “—Events of Default” shall be paid to the holders as of the record date for the interest payment date for which interest has not been paid.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection

•	register the transfer of or exchange any registered security, or any portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under either indenture:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

•

the principal amount of any indexed security that shall be deemed to be outstanding for these purposes shall be the principal amount of the indexed security determined on the date of its original issuance, unless otherwise provided in the indenture;

•

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

•	a debt security owned by us or any obligor on the debt security or any affiliate of our company or such other obligor shall be disregarded and deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

Existence

Except as described under the section below titled “—Merger, Consolidation or Sale,” we will be required to do everything necessary to preserve and keep in full force and effect our existence, rights and franchises. But we will not be required to preserve any right or franchise if our board of directors determines that the preservation of the right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties

We will be required to cause all of our material properties used or useful in the conduct of our business or any of our subsidiaries’ businesses to be maintained and kept in good condition, repair and working order (normal wear and tear, casualty and condemnation excepted) and supplied with all necessary equipment and to cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our judgment may be necessary in order for us to at all times properly and advantageously conduct our business carried on in connection with such properties. We will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in our reasonable judgment, doing so is in our best interest, or (3) selling or otherwise disposing for value our properties in the ordinary course of business.

Payment of Taxes and Other Claims

We will be required to pay or discharge before they become delinquent (1) all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon the income, profits or property of our company or any of our subsidiaries, and (2) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a material lien upon the property of our company or any Subsidiary. However, we will not be required to pay or discharge any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Additional Covenants

The applicable prospectus supplement will describe any additional covenants of our company relating to any series of debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an Event of Default with respect to any series of debt securities issued under either indenture:

(1)	default for thirty (30) days in the payment of any installment of interest or additional amounts payable with respect to such interest under the debt securities of that series;

(2)

default in the payment of the principal of or premium, if any, on, or any additional amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

(3)

failure to comply with any of our other agreements contained in the debt securities or the indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the indenture or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series) upon receipt by us of notice of such default by the trustee or receipt by us and the trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and we fail to cure (or obtain a waiver of) such default within ninety (90) days after we receive such notice;

(4)

failure to pay any recourse indebtedness for monies borrowed by us in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to us from the trustee (or to us and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series); and

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to us.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or such debt securities, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security satisfactory to the trustee, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of either indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any additional amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

The trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, provided that the direction would not conflict with any rule or law or with the applicable indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action or could not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Within 120 calendar days after the close of each fiscal year, we must deliver to each trustee an officer’s certificate stating whether or not such certifying officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modifications, Waivers and Meetings

The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the applicable indenture.

However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts, if any, with respect to, any debt securities;

•

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any additional amounts payable with respect to any debt securities or related guarantee or change our or any guarantor’s obligation to pay additional amounts;

•

reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security or the amount thereof provable in the event of bankruptcy;

•	adversely affect any right of repayment or repurchase at the option of any holder;

•	change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt security or guarantee is payable;

•

impair the right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase);

•

in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms;

•

reduce the percentage in aggregate principal amount of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the applicable indenture or specified defaults under the applicable indenture and their consequences;

•

modify the sections of the applicable indenture setting forth the provisions of such indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of such indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series;

•	release a guarantor from any of the obligations under a guarantee except as permitted under the applicable indenture; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

The indenture also contains provisions permitting us and any guarantor, as applicable, and the trustee, without the consent of the holders of any debt securities, to modify or amend the applicable indenture, among other things:

•	to evidence a successor to us or any guarantor, if applicable, as under the indenture, or successive successions, and the assumption by any such successor of the covenants of company or any guarantor;

•

to add to the covenants of our company or any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or any guarantor in the indenture;

•

to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

•	to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

•

to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•	to make any change necessary to comply with any requirement of the SEC in connection with the indenture under the Trust Indenture Act;

•

to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee or lien securing the debt securities which such release, termination or discharge is permitted by the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•

to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any holder in any material respect;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities;

•	to provide for the issuance of additional debt securities, subject to the limitations established in the indenture;

•	to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to add to or change any provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•

to amend or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding;

•

in the case of any series of debt securities which are convertible into or exchangeable for common shares or other securities or property, to safeguard or provide for the conversion or exchange rights of such debt securities in the event of any reclassification or change of outstanding common shares or any merger, consolidation, statutory share exchange or combination of us with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of our assets to any other person or similar transactions, if expressly required by the terms of such debt securities;

•	to provide for reduction in the minimum denominations of the debt securities; or

•

to conform the terms of the indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the applicable indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (a) in the payment of the principal of, or premium, if any, or interest, if any, on, and any additional amounts with respect to, the debt securities of that series, (b) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of our company, or (c) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon the Company’s or any guarantor’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Merger, Consolidation or Sale

We may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our property and assets to, any other entity, provided that the following conditions are met:

(1)

we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

(2)

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)

either we or the successor entity, in either case, shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture and that all conditions precedent provided for relating to such transaction have been complied with and that such supplemental indenture is valid, legal and binding against the successor entity.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) we shall be discharged from our obligations under the debt securities and the indenture.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

The indenture provides that, upon our direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the indenture, including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our, or any guarantor’s, if applicable, obligation to pay additional amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, or

(B)

all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those additional amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

•

the trustee has received an officer’s certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of additional amounts, we or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

•	to defease and discharge a series of debt securities and any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)

the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below;

(B)	the obligations to register the transfer or exchange of those debt securities;

(C)	the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D)	the obligation to maintain an office or agent of our company in the United States, in respect of those debt securities;

(E)	the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(F)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(G)	the rights, powers, trusts, duties and immunities of the trustee; or

•

to be released from our obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the indenture related to the preservation of the rights (charter and statutory) and our franchises, maintenance of insurance and payment of material taxes and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of additional amounts and (y) the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our reasonable discretion, the additional amounts with respect to those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

•	in the case of legal defeasance, we shall have delivered to the trustee an opinion of independent counsel confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and

•

we shall have delivered to the trustee an officer’s certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust or trusts separate and apart from the trust or trusts administered by any other trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.

We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, or if delivered electronically pursuant to the applicable procedures of the depositary, to them at their respective addresses in the register maintained by the trustee.

DESCRIPTION OF GUARANTEES

Certain subsidiaries of the Company may guarantee (fully and unconditionally) the due and punctual payment of the principal of, and any premium and interest on, or other obligations related to, one or more series of debt securities of the Company, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of the Company punctually to pay any principal, premium or interest on any guaranteed debt security, such subsidiaries will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed securities.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase shares of common stock or preferred stock or debt securities. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of common stock or preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

As described in “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock,” our charter contains restrictions on the ownership and transfer of our common and preferred stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. All such restrictions will apply to any common or preferred stock that we may offer pursuant to this prospectus and applicable prospectus supplement.

DESCRIPTION OF UNITS WE MAY OFFER

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock, preferred stock, debt securities and warrants. The applicable prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	the terms of any unit agreement governing the units;

•	the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of any material U.S. federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

As described in “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock,” our charter contains restrictions on the ownership and transfer of our common and preferred stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. All such restrictions will apply to any common or preferred stock that we may offer pursuant to this prospectus and applicable prospectus supplement.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Maryland law and of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock

We have restrictions on the ownership and transfer of our common and preferred stock in our charter that are intended to assist us in complying with the requirements to continue to qualify as a REIT. Our charter prohibits the beneficial ownership of shares of common or preferred stock in excess of the ownership limit and any attempted transfer in violation of the ownership limit is null and void.

Our charter provides that any transfer that (i) would result in a person owning shares in excess of the ownership limit, which as of the date of this prospectus is 9.9% (as adjusted downward in accordance with our charter to take into account shares beneficially owned by Excepted Holders (as defined below)), (ii) would cause NHI to be beneficially owned by fewer than 100 persons, or (iii) would cause NHI to be “closely held” under the Internal Revenue Code of 1986, as amended (the “Code”), would be null and void. For purposes of the ownership limit, shares are beneficially owned by the person who is the actual owner or who is treated as the owner of such shares, directly, indirectly or constructively under the Code. At any time when there are no Excepted Holders with limits specifically set forth in the applicable Excepted Holder Agreements, our charter specifies that the ownership limit described above is 9.9%. With respect to preferred stock, we may, in articles supplementary creating any such preferred stock, determine a limit on the ownership of one more classes or series of preferred stock.

Any shares that are owned in violation of the ownership limit or that would cause us to be closely held will be automatically converted into shares of “Excess Stock” under our charter effective as of the day before the transaction giving rise to the conversion. Our charter provides that, upon conversion, shares of Excess Stock will be deemed to be contributed into a trust held for the sole benefit of a tax exempt charitable organization designated by our board of directors. Shares of Excess Stock will carry the same voting rights and rights to distributions and dividends as the shares from which they were converted. However, any distributions or dividends paid on the shares of Excess Stock will be held in the trust and all voting rights with respect to the shares of Excess Stock may be exercised only by the trustee. The trustee may sell shares of Excess Stock provided that any such sale would not result in a violation of the ownership limitation. From the proceeds of such sale, the trustee is required to distribute to the holder of such shares the lesser of (i) the price paid by the record owner for such shares (or, if no consideration was paid by such record owners, the average closing price for such shares for the ten trading days immediately preceding the date the record owner acquired such shares) or (ii) the proceeds received by the trustee. All remaining proceeds will be distributed to the charitable beneficiary.

We may purchase shares converted into Excess Stock for a price per share equal to the lesser of (i) the per share price paid by the holder in the transaction that cause such shares to be converted into Excess Stock (or in the case of a devise or gift, the market price at the time of such devise or gift) or (ii) the market price of the shares from which such Excess Stock was converted on the date NHI exercises its purchase right.

Our board of directors has the power, in its sole discretion, to permit persons to own shares in excess of the ownership limit (thereby becoming “Excepted Holders”) provided that the board believes that NHI’s REIT status will not be jeopardized and otherwise decides that such action is in our best interest and any such persons enter into Excepted Holder agreements with us. The ownership limit with respect to each Excepted Holder will be as set forth in such Excepted Holder’s agreement with us.

There are currently no outstanding Excepted Holder agreements. As a result, as of the date of this prospectus, the ownership limit of our outstanding common stock is 9.9%. This ownership limit may change if we enter into Excepted Holder agreements in the future. Our charter gives our board of directors broad powers to prohibit and rescind any attempted transfer in violation of the ownership limit.

Upon demand by us, each stockholder must disclose such information with respect to direct and indirect ownership of stock owned (or deemed to be owned after applying the rules applicable to REITs under the Code) as our board of directors deems reasonably necessary in order that we may fully comply with the REIT provisions of the Code. Proposed transferees of stock must also satisfy the board, upon demand, that such transferees will not cause us to fall out of compliance with such provisions.

Board Structure and Election of Directors

Pursuant to our charter, each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Our bylaws provide that our board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than nine. Holders of common stock have no right to cumulative voting for the election of directors. Under our bylaws, a majority of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director (with votes cast including votes to withhold authority and excluding abstentions). However, in the event of a contested election of directors, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is required. A vacancy which arises through the death, resignation or removal of a director or as a result of an increase in the number of directors may be filled by a majority vote of the entire board of directors, and a director so elected shall serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by, or at the direction of, a majority of our board of directors (or a duly authorized committee thereof); or

•

by a stockholder who was a stockholder of record on the date the notice of meeting was given through the date of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures, including the minimum time period, set forth in our bylaws.

Removal of Directors

Our charter does not vary the default provisions of the MGCL regarding the removal of directors. Accordingly, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held on the date and at the time determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairperson of our board of directors or our president. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than 25% of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations and Other Stockholder Proposals

Our bylaws include advance notice provisions specifying procedures, informational requirements and time limitations with respect to stockholder proposals and stockholder nominations of individuals for election to our board of directors at a meeting of stockholders. Failure to comply with these advance notice provisions can result in a stockholder’s director nomination or proposal of other business to not be considered at a meeting of stockholders.

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by, or at the direction of, a majority of our board of directors (or a duly authorized committee thereof); or

•

by a stockholder who was a stockholder of record on the date the notice of meeting was given through the date of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures, including the minimum time period, set forth in our bylaws.

With respect to a special meeting of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only at a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting (i) by or at the direction of our board of directors or (ii) by a stockholder who is a stockholder of record on the date of the giving of notice required by our bylaws through the date of the meeting, who is entitled to vote at the meeting in such election and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of these advance notice procedures is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or business, as well as to permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations for the election of directors or proposals recommending certain action, made in accordance with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Our charter provides that any person who has been identified by our board of directors as a “Current Excepted Holder” or any of such person’s affiliates shall not be deemed to be “Interested Stockholders” under these provisions of the MGCL. The Current Excepted Holders include members of the Carl E. Adams family and their current affiliates.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons are entitled to exercise or direct the exercise of the voting power in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our charter provides that the voting rights of shares of our stock held by a person identified by our board of directors as a “Current Excepted Holder” and their affiliates shall not be governed by the control share provisions of the MGCL. The Current Excepted Holders include members of the Carl E. Adams family and their current affiliates.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL, commonly referred to as the Maryland Unsolicited Takeover Act (“MUTA”), permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders; and

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred.

An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination and control share acquisition provisions of Maryland law, our ownership limits, unanimity requirement for written consent by stockholders and the advance notice provisions of our bylaws, among other things, could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors were to opt in to any of the provisions of MUTA, such provisions could have similar anti-takeover effects.

Amendments to our Charter

Our charter may be amended only if declared advisable by our board of directors and approved by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. In certain limited circumstances, the board of directors may amend the charter by way of a majority of the entire board of directors but without action by the stockholders.

Amendments to our Bylaws

To the fullest extent permitted by the MGCL, our board of directors shall have the power at any annual, regular or special meeting (with appropriate notice), to alter or repeal any of our bylaws and to make new bylaws. Our stockholders shall have the power at any annual or special meeting (with appropriate notice), with the approval of holders of at least a majority of the votes cast at such meeting, to amend, alter or repeal any of our bylaws and to make new bylaws.

Limitation of Directors’ and Officers’ Liability and Indemnification

Limitation of Liability of Directors and Officers

Our charter limits the liability of directors and officers to us and our stockholders to the full extent permitted under the MGCL. The MGCL presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited by charter provision, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors’ or officers’ action, or failure to act, was a result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of our charter do not limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission.

Indemnification of Directors and Officers

Our charter and bylaws, taken together, provide that we shall, to the fullest extent permitted by the MGCL, indemnify present and former directors of NHI as well as persons elected or appointed as officers of NHI on account of matters arising in their capacity as officers. Our charter also provides that we shall have the power to indemnify any one or more of the following classes of individuals: (1) former officers, (2) present or former agents and/or employees, (3) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by NHI, and (4) persons serving or who have served at our request in any of these capacities for any other corporation, partnership, joint venture, trust or other enterprises.

Section 2-418 of the MGCL requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Section 2-418 of the MGCL generally permits indemnification of any director or officer made or threatened to be made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

Advancement of Expenses on behalf of Directors and Officers

The MGCL permits a corporation to advance expenses prior to the final disposition of a proceeding upon obtaining: (i) a written affirmation by the director or officer of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification by such corporation as authorized by the MGCL and (ii) a written statement by or on the director’s behalf to repay the amount paid or reimbursed by such corporation if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to advance expenses to the fullest extent permitted by the MGCL.

Mergers, Consolidations, and other Fundamental Transactions

Our board of directors must declare advisable and our stockholders must approve (by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter) any merger with or into another entity, any consolidation, any statutory share exchange, and any conversion into another entity.

Dissolution of NHI

Our dissolution must be declared by our board of directors and approved by our stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast by our stockholders on the matter.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes our taxation and the material U.S. federal income tax consequences associated with an investment in our common stock and debt securities. This discussion does not address the material U.S. federal income tax consequences of an investment in any preferred stock, guarantees, warrants or units that may be offered under this prospectus, which consequences will be described in the applicable prospectus supplement to the extent relevant. The tax treatment of security holders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold securities as a capital asset and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the U.S. federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Holders of our Shares”);

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	non-U.S. investors (except to the limited extent discussed in “—Taxation of Non-U.S. Holders of our Shares” and “—Taxation of Debt Securities—Non-U.S. Holders”);

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements; and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Code, current, temporary, and proposed Treasury Regulations under the Code, legislative history of the Code, administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to particular taxpayers who requested and received those rulings. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

No rulings have been issued by, or will be sought from, the IRS, or from any other taxing authority, as to any of the matters described in this prospectus. In the absence of any such rulings, no assurances can be given that the following discussion and opinions will prove to be accurate, or that the courts will agree with the tax consequences described below in the event of a challenge by the IRS or any other arm of the government.

This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to qualify to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

U.S. Federal Taxation of NHI as a REIT

We have elected to qualify to be taxed as a REIT under Sections 856 through 860 of the Code, and since our formation, have filed our U.S. federal income tax return as a REIT. We believe that we have met the requirements for qualification as a REIT since our initial REIT election in 1991, and we expect to qualify as such for each of our taxable years. Our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various qualification tests and organizational requirements imposed under the Code, as discussed below, including qualification tests based on NHI’s assets, income, distributions and stock ownership.

In connection with this prospectus, Hogan Lovells US LLP has rendered an opinion to us to the effect that commencing with our taxable year ended December 31, 2022, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2026 and future taxable years. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions and factual representations relating to our organization, assets and operations, including factual representations contained in a certificate provided to Hogan Lovells US LLP by us. You should be aware that opinions of counsel are not binding upon the IRS or any other arm of the government, including any court, and no assurance can be given that the IRS or any other arm of the government will not challenge the conclusions set forth in such opinions.

Our qualification as a REIT depends on our ability to satisfy various requirements under the Code relating to qualification for REIT status (discussed below) and some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements for qualification and taxation as a REIT. Hogan Lovells US LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Hogan Lovells US LLP has no obligation to update its opinion subsequent to the date of such opinion, or to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. For a discussion of the tax consequences of our failure to qualify as a REIT. See “—Failure to Qualify as a REIT” below.

The sections of the Code relating to qualification and operation as a REIT, and the U.S. federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

Provided we qualify for taxation as a REIT, we generally are not subject to U.S. federal income tax on REIT taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it substantially eliminates the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a “C corporation” (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to U.S. federal tax in the following circumstances:

•	First, we will have to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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Second, if we have (i) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable.

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Third, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbor or that the IRS or any other arm of the government will not successfully assert that one or more of such sales are prohibited transactions.

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Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—Requirements for Qualification,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (i) the gross income attributable to the greater of (a) the amount by which 75% of our gross income exceeds the amount of gross income that is qualifying income for purposes of the 75% test, and (b) the amount by which 95% of our gross income exceeds the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (ii) a fraction intended to reflect our profitability.

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Fifth, if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests.

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Sixth, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements.

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Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for that year, (ii) 95% of our REIT capital gain net income for that year and (iii) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required distribution over the sum of (a) the amount actually distributed plus (b) retained amounts on which corporate tax is paid by us.

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Eighth, if we acquire any appreciated asset from a C corporation in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset in our hands, and we recognize gain on the disposition of that asset during the 5-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain as of the date on which we acquired the asset at the highest regular corporate rate unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. In general, a “C corporation” means a corporation that has to pay full corporate-level tax.

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Ninth, if we receive non-arm’s length income from one of our taxable REIT subsidiaries (as defined under “—Requirements for Qualification”), or as a result of services provided by our taxable REIT subsidiaries to our tenants, we will be subject to a 100% tax on the amount of our non-arm’s-length income.

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Tenth, we may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for the proportionate share of the tax we paid.

•	Eleventh, income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

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Twelfth, if we fail to comply with the requirement to send annual letters to our U.S. stockholders holding a certain percentage of our stock requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

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Thirteenth, we will be required to pay 100% on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined taxable REIT subsidiary service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined taxable REIT subsidiary service income generally represents income of taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

4.	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

7.	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We expect that we will satisfy the conditions described in the first through the seventh bullet points of the preceding paragraph. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the stock are described in the section “Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock” above.

These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in the fifth and sixth bullet points above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See “—Failure to Qualify as a REIT” below.

For purposes of determining share ownership under the sixth bullet point, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.

Ownership of Interests in Subsidiary Entities

Ownership of Interests in Limited Liability Companies and Partnerships. An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes.

If a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. Also, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

Generally, U.S. federal income tax audits of partnerships and the collection of any tax resulting from such audits or other tax proceedings can result in liabilities at the partnership rather than at the partner level. Under these rules, the partnership itself must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them. Therefore, it is possible that, any partnership in which we are a partner could be subject to, or otherwise bear the economic burden of, U.S. federal income tax, interest, and penalties resulting from a U.S. federal income tax audit of that partnership, and as a result we may bear more than our proportionate share of such tax, interest, and penalties.

We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the IRS or any other arm of the government might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a taxable REIT subsidiary, a qualified REIT subsidiary or another REIT. See “U.S. Federal Taxation of NHI as a REIT—Asset Tests” and “U.S. Federal Taxation of NHI as a REIT—Income Tests” below. This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect on our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Ownership of Interests in Qualified REIT Subsidiaries. We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the U.S. federal income tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A REIT may directly or indirectly own stock in a taxable REIT subsidiary. A taxable REIT subsidiary may be any corporation in which we directly or indirectly own stock and where both the REIT and the subsidiary make a joint election to treat the corporation as a taxable REIT subsidiary, in which case it is treated separately from us and will be subject to U.S. federal corporate income taxation. Our stock, if any, of a taxable REIT subsidiary is not subject to the 10% or 5% asset tests. Instead, the value of all taxable REIT subsidiary securities owned by us cannot exceed 20% (25%, commencing in 2026) of the value of our assets. We currently own all of the membership interests of NHI-SS TRS, LLC, a taxable REIT subsidiary, and may form additional taxable REIT subsidiaries in the future. Such taxable REIT subsidiary will be subject to U.S. federal corporate income taxation.

Ownership of Interests in Subsidiary REITs. We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

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interest on debt secured by mortgages on real property, or on interests in real property (including interest on an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation);

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is generally excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales.

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Second, we must not own, and an actual or constructive owner of 10% or more of our capital stock must not own, actually or constructively, 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant, unless such tenant is our taxable REIT subsidiary and certain other conditions are met. The uncertainty of the application of the attribution rules at any point in time makes uncertain the determination that all or the requisite percentage of rents received by us from tenants that are publicly owned entities, such as NHC or Ensign Group, Inc., are “rents from real property” within the meaning of the Code. We believe that we have not owned directly or by attribution at any time 10% or more of the outstanding ownership interests in any tenant. If the rents received do not qualify, we might not qualify as a REIT unless the relief provisions described below are determined to be available. Management of NHI has carefully reviewed the ownership of NHC and of each other tenant and of our common stock with the foregoing attribution rules in mind and, to the best of its knowledge, we do not own directly or by attribution 10% or more of the outstanding ownership interests in any tenant, including NHC.

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Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”).

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Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not provided services to leased properties that have caused rents to be disqualified as rents from real property, and in the future, we intend that any services provided will not cause rents to be disqualified as rents from real property.

We also lease “qualified health care properties” on an arm’s-length basis to a taxable REIT subsidiary where the property is operated on behalf of such subsidiary by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating health care facilities for any person unrelated to us or our taxable REIT subsidiary. Generally, the rent that we receive from our taxable REIT subsidiary in such structures will be treated as “rents from real property.” A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility that extends medical or nursing or ancillary services to patients and is operated by a provider of such services that is eligible for participation in the Medicare program with respect to such facility.

We generally do not intend to receive rent that fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS or any other arm of the government will agree with our determinations of value.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based, in whole or in part, on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, in the case of a loan secured by real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all such property securing the loan), including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property— that is, the amount by which the loan exceeds the value of the real property that is security for the loan. IRS guidance provides that we do not need to redetermine fair market value of the real property securing the loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the loan.

We may invest in loans secured by real property that is under construction or being significantly improved, in which case the value of the real estate that is security for the loan will be the fair market value of the land plus the reasonably estimated cost of the improvements or developments (including, in the case of a loan secured by real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all such property securing the loan) which will secure the loans and which are to be constructed from proceeds of the loan.

We hold certain mezzanine loans and may originate or acquire other mezzanine loans. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we expect that some of our mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans may be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We believe that we currently invest in mezzanine loans, and intend to continue to invest in mezzanine loans, in a manner that will enable us to satisfy the REIT gross income and asset tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances of the particular transaction. There is a safe harbor from such treatment, under which we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or through a taxable REIT subsidiary, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:

•	the aggregate adjusted bases of property sold during the year of sale is 10% or less of the aggregate adjusted bases of all our assets as of the beginning of the taxable year;

•	the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all our assets as of the beginning of the taxable year;

•

the aggregate adjusted bases of property sold during the year of sale is 20% or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, and the aggregate adjusted bases of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate adjusted bases of all of our assets on the first day of the year of sale and the two preceding years; or

•

the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of our assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. We intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives, and we believe that we have complied with the safe harbor provisions and will continue to so comply in the future. However, the IRS or another arm of government may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), and (3) any transaction entered into as a new “clearly identified” hedging transaction in connection with an extinguishment or disposition of a portion of hedged indebtedness or property that was previously covered by an existing hedging transaction. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “—U.S. Federal Taxation of NHI as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

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First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) real estate assets, including interests in real property, leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property (including an interest in an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation) or on interests in real property, (e) stock in other REITs, (f) debt instruments issued by publicly offered REITs (i.e., REITs which are required to file annual and periodic reports with the SEC under the Exchange Act), (g) personal property leased in connection with real property to the extent that rents attributable to such personal property do not exceed 15% of the total rent received under the lease and are treated as “rents from real property”; and (h) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

•	Fourth, no more than 20% (25%, commencing in 2026) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries;

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Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries that are not taxable REIT subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test; and

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Sixth, no more than 25% of our total assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of “debt instruments issued by publicly offered REITs” in the definition.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.

Failure to Satisfy the Asset Tests

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. For example, there are relief provisions that are generally available for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within six months following the quarter in which it was discovered. Additionally, there are provisions that allow a REIT that fails one or more of the asset requirements to maintain its qualification as a REIT if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 per failure and a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends, to our stockholders in an aggregate amount not less than: the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our U.S. federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration and within the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions may relate to the prior year for purposes of the 90% distribution requirement. However, if we declare a dividend in October, November or December of a taxable year, such dividend is payable to stockholders of record on a specified date in any such month and such dividend is actually paid before the end of the January of the following year, such dividend will be treated as both paid by us and received by our stockholders on December 31 of the year in which it was declared.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide REITs with a dividends paid deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among different classes of stock set forth in the REIT’s organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing a REIT from satisfying the requirements for REIT qualification. This requirement, however, does not apply to publicly offered REITs. Because we intend to be a publicly offered REIT, any preferential dividends paid by us should qualify for the dividends paid deduction. However, Subsidiary REITs we may own from time to time may not be treated as publicly offered REITs and, accordingly, the preferential dividend rules would be applicable to our Subsidiary REITs.

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts upon which we paid U.S. federal corporate income tax at the corporate level.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. Further, we believe that our cash flow will generally exceed our REIT taxable income, and therefore, we anticipate that we will generally have sufficient cash or liquid assets to satisfy the distribution requirements. However, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). If these timing differences occur, we may borrow funds to pay dividends or we may pay dividends through the distribution of other property (including our shares) in order to meet the distribution requirements, while preserving our cash. Pursuant to Revenue Procedure 2017-45, publicly offered REITs (i.e., REITs which are required to file annual and periodic reports with the SEC under the Exchange Act) are authorized to elect to make cash/stock dividends. Under Revenue Procedure 2017-45, distributions declared on or after August 11, 2017, that allow each shareholder to elect to receive cash or shares will be treated as distributions of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in Revenue Procedure 2017-45 are satisfied. Subject to such conditions and limitations, we may declare a taxable dividend payable in cash or shares at the election of each shareholder, where the aggregate amount of cash to be distributed with respect to such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, shareholders receiving such dividends will be required to include the full amount (both the cash and share component) of the dividend as ordinary taxable income to the extent of our current and accumulated earnings and profits.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and penalties based upon the amount of any deduction we take for deficiency dividends.

Taxation of the Leases

The availability to us of, among other things, depreciation on our properties will depend upon the treatment of us as the owner of such properties and the classification of our leases as true leases, rather than, for example, financing transactions for U.S. federal income tax purposes. Based on a number of court decisions, whether we will be treated as the owner of our properties and whether each lease will constitute a true lease for U.S. federal income tax purposes will be determined by reference to the facts and circumstances.

No assurances can be given that the IRS or another arm of the government will not successfully challenge our status as the owner of our properties and the status of each lease as a true lease. For example, in a sale-leaseback transaction, the IRS or another arm of the government could take the position that a sale-leaseback tenant’s sale of the real property to NHI and leaseback of the properties by the sale-leaseback tenant constitute a financing transaction in which the sale-leaseback tenant is the owner and NHI merely a secured creditor. In such event, we would not be entitled to claim depreciation with respect to any facility subject to the lease. As a consequence, we might lack sufficient cash or liquid assets to meet the distribution requirements, or if the requirements were met, a larger percentage of distributions from us in a particular year would constitute ordinary dividend income instead of a partial return of capital to our stockholders.

Interest Deduction Limitation

Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense and net operating loss carryforwards. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is available, then depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from specified stockholders, which information is designed to disclose the actual ownership of our outstanding common stock. We have complied and intend to continue to comply with these requirements.

Accounting Period

In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We will use the calendar year as our accounting period for U.S. federal income tax purposes for each and every year we intend to operate as a REIT.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to U.S. federal income tax at the regular corporate rate applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to stockholders. Additionally, for tax years beginning after December 31, 2022, we would possibly also be subject to certain taxes enacted by the Inflation Reduction Act of 2022 that are applicable to non-REIT corporations, including the nondeductible 1% excise tax on certain stock repurchases. We would not be required to make any distributions to stockholders, and any dividends to stockholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual stockholders). Such dividends, however, would not be eligible for the 20% deduction on qualified dividends allowed by Section 199A of the Code generally available to U.S. holders of our shares that are individuals, trusts or estates. Corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Relief From Certain Failures of the REIT Qualification Provisions

If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Taxation of Taxable U.S. Holders of our Shares

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any State thereof or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. holders as ordinary income. Individuals receiving “qualified dividends” from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 20%) provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for such lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual stockholders) (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. Our U.S. holders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, pursuant to the 20% deduction allowed by Section 199A of the Code. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Dividends of this kind will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that such designated amounts do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gains on the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously-claimed depreciation deductions.

To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in our stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder’s adjusted basis in its common stock will be taxable as capital gains, provided that the stock is held as a capital asset.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. However, we generally are allowed to carry over such losses for potential offset against our future income, subject to certain limitations.

We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of such U.S. holder’s share of our undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Dividends made by us and gain arising from a taxable U.S. holder’s sale or exchange of our stock will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

When a taxable U.S. holder sells or otherwise disposes of our shares, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the security for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the security as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the security for more than one year. Long-term capital gains of an individual taxable U.S. holder is generally taxed at preferential rates (currently, a maximum of 20%). Any gain recognized by an individual stockholder on the sale of our shares held for less than one year will be taxed at ordinary income rates (currently, a maximum of 37%). The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our shares that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us

A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete termination” of the U.S. holder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange.

Medicare Tax on Investment Income

Subject to certain exceptions, U.S. holders that are individuals, estates or trusts are required to pay a 3.8% Medicare tax on, among other items of income, dividends and capital gains from the sale or other disposition of our stock. U.S. holders are urged to consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.

Information Reporting Requirements and Backup Withholding

We will report to our holders of our stock and to the IRS the amount of interest or dividends we pay during each calendar year and the amount of tax we withhold, if any. A holder may be subject to backup withholding with respect to dividends unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “—Taxation of Non-U.S. Holders of our Shares.”

Taxation of Tax-Exempt Holders of our Shares

Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph and has not held its stock as “debt financed property” within the meaning of the Code, and the stock is not otherwise used in a trade or business, the dividend income from the stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of stock will not constitute unrelated business taxable income unless the tax-exempt holder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in a trade or business.

Income from an investment in our shares will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under the applicable subsections of Section 501(c) of the

Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•

either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. We do not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

The rules described above in “—Taxation of Taxable U.S. Holders of our Shares” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Holders of our Shares

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

Ordinary Dividends. Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8BEN or W-8BEN-E) is filed with us or the appropriate withholding agent or (b) the non-U.S. holders files an IRS Form W-8ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Dividends to a non-U.S. holder that are designated by us at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

Return of Capital. Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder’s stock. Distributions of this kind will instead reduce the adjusted basis of the stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder’s common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.

Capital Gain Dividends. For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gain dividends. The above rules relating to distributions attributable to gains from our sales or exchanges of U.S. real property interests (or such gains that are retained and deemed to be distributed) will not apply with respect to a non-U.S. holder that does not own more than 10% of our common stock at any time during the one-year period ending on the date of such distribution, provided our common stock is “regularly traded” on an established securities market in the United States. In that case, such capital gain dividends will be treated as ordinary dividends as described in “Ordinary Dividends” above.

We believe, but cannot guarantee, that our stock is, or will remain, “regularly traded.” We are required by applicable Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, to withhold 21% of any distribution that we could designate as a capital gains dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. holder, withholding does not apply to the distribution under this statute. Rather, we must effect the 21% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.

Sale of Our Stock. Gain recognized by a non-U.S. holder upon a sale or exchange of our stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe, but cannot guarantee, that we have been and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally should not apply to the sale of our common stock. However, because our stock is publicly traded, no assurance can be given that we will qualify as a domestically controlled REIT at any time in the future. Gain to which Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if investment in the common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

Specific “wash sale” rules applicable to sales of shares of stock in a domestically controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale or other taxable disposition of our stock even if we are a domestically controlled qualified investment entity. These rules would apply if the non-U.S. stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). A sale or other taxable disposition of our stock is not treated as an applicable “wash sale” transaction if the stock is “regularly traded” on an established securities market in the U.S. and the selling non-U.S. stockholder has not held more than 5% of the regularly traded stock during the one-year period ending on the date of such distribution described in clause (1).

If we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. holder’s sale of common stock, provided that our common stock is “regularly traded” on an established securities market in the United States, only if the selling non-U.S. holders owned more than 10% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the five-year period ending on the date when the stockholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business under the Foreign Investment in Real Property Tax Act and thus will not be subject to special withholding rules under the Foreign Investment in Real Property Tax Act. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under the Foreign Investment in Real Property Tax Act. Non-U.S. holders are urged to consult their own tax advisors regarding the applicability of these rules to their particular investment in our stock.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes and exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS in a timely manner.

State and Local Taxes

We and/or our security holders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. For instance, while some states recognize the status of REITs as corporations and permit them to substantially eliminate corporate-level taxation via deductible distributions, other states may not. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our shares.

Taxation of Debt Securities

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of debt securities issued by NHI. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

U.S. Holders

Stated Interest and Market Discount. U.S. holders of debt securities will be required to include stated interest on the debt securities in gross income for U.S. federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or, in the case of a gift, appreciation and the portion of the market discount that accrued while the debt security was held by the U.S. holder will be treated as ordinary interest income at the time of the disposition, unless the amount of such market discount is considered to be de minimis. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security’s stated principal amount. The market discount rules also provide that a U.S. holder who acquires a debt security at a market discount and who does not elect (as described below) to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. holder disposes of the debt security in a taxable transaction.

A U.S. holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. holder’s acquisition date to the debt security’s maturity date. A U.S. holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.

The amortizable bond premium deduction is treated as an offset to interest income on the related security for U.S. federal income tax purposes. Prospective investors are urged to consult their own tax advisors as to the consequences of the treatment of this premium as an offset to interest income for U.S. federal income tax purposes.

Payments in Excess of Stated Interest and Principal. In certain circumstances, we may be obligated to make payments in excess of stated interest and the principal amount of the debt securities. Unless otherwise provided in the prospectus supplement pursuant to which any such debt securities are issued, we intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the debt securities, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “—U.S. Holders—Disposition.” This position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to NHI’s position, which could affect the timing and character of a U.S. holder’s income and the timing of deductions with respect to the debt securities. U.S. holders are urged to consult their own tax advisors regarding the potential application to our debt securities of the contingent payment debt instrument rules and the consequences thereof.

Disposition. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. holder’s tax basis in the debt security as increased by any market discount previously included in income by the U.S. holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the U.S. holder and had been held for more than one year.

Backup Withholding and Information Reporting. Information returns will be filed with the IRS in connection with payments on the debt securities and the proceeds from a sale or other disposition of the debt securities to certain non-corporate U.S. holders. A U.S. holder will be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Interest. Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such holder’s conduct of a U.S. trade or business will not be subject to U.S. federal withholding tax, provided that:

•	such holder does not actually or constructively own a 10% or more of the total combined voting power of all classes of NHI stock entitled to vote;

•	such holder is not a controlled foreign corporation with respect to which NHI is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

(a) the non-U.S. holder certifies in a statement provided to NHI or its paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to NHI or its paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides NHI or its paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

The statement may be made on an IRS Form W-8BEN or W-8BEN-E or a substantially similar form, and the non-U.S. holder must inform the withholding agent of any change in the information on the statement within 30 days of such change.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a U.S. trade or business and the holder provides NHI with appropriate certification (as discussed below under “—Non-U.S. Holders—U.S. Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the U.S. and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a debt security.

U.S. Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a U.S. trade or business.

Backup Withholding and Information Reporting. Information returns will be filed with the IRS in connection with interest payments on the debt securities. Copies of the information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or applicable tax information exchange agreement. Unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the debt securities and the non-U.S. holder may be subject to U.S. backup withholding on payments on the debt securities or on the proceeds from a sale or other disposition of the debt securities within the United States or conducted through certain U.S.-related financial intermediaries. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle the non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non- U.S. entities. Under these rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and interest to U.S. holders who own our capital stock and indebtedness through foreign accounts or foreign intermediaries and certain non-U.S. holders. Specifically, a 30% withholding tax may be imposed on dividends and interest paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Prospective investors should consult their tax advisors regarding these rules.

Investors Should Seek Their Own Tax Advice

The preceding is a brief summary of the tax considerations potentially affecting NHI and its stockholders and holders of our debt securities. This discussion is based on the current state of the law, which is subject to legislative, administrative or judicial actions. Moreover, the discussion does not fully address consideration that may adversely affect the treatment of certain prospective investors (such as corporations, foreign and tax-exempt investors). In these circumstances, and particularly because the ultimate tax impact may vary depending upon the personal circumstances of each investor, ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS OF OWNING AND DISPOSING OF COMMON STOCK OR PREFERRED STOCK OR DEBT SECURITIES OF NHI.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered in this prospectus from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers;

•	in block trades;

•	through a combination of any of these methods of sale; and

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, the securities offered in this prospectus may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principals for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include information about any commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

The securities offered in this prospectus may or may not be listed on a national securities exchange. In connection with the offering of the securities hereby which are listed on a national securities exchange, underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, NHI and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the common shares offered hereby and certain tax matters, will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of National Health Investors, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

National Health Investors, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

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